UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2025

BioNexus Gene Lab Corp.
(Exact name of Company as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Unit A-28-7, Tower A, Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

59000 Kuala Lumpur

(Address of principal executive offices)

Phone: +1 (307) 241-6898

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq

Item 3.03	Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, the Company shareholders approved the reverse split of the Company’s common stock, along with the reverse split ratio to be determined by the Board of Directors, pursuant to the Company’s recent Special Meeting of Shareholders on March 19, 2025. The reverse stock split will become effective at 12:01 a.m. Eastern Time on April 7, 2025, and the Company’s common stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market under the existing ticker symbol “BGLC” on that same day. Following the shareholders meeting, on that same date (March 19, 2025), the Board of Directors of the Company approved and ratified a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one-for-ten (1-for-10). The Company is undertaking the reverse stock split in an effort to cure its bid price deficiency under NASDAQ rules. In order to regain NASDAQ compliance, the Company’s closing bid price must be above $1.00 share for 10 consecutive trading days during the compliance period which ends May 1, 2025 so long as no other NASDAQ deficiency occurs during such period.

The Articles of Amendment regarding the reverse stock split was filed with the Wyoming Secretary of State on April 1, 2025 and is attached as Exhibit 3.7 hereto. The new CUSIP number for the Company will be 090628306, which was made eligible by DTCC on March 25, 2025.

As a result of the reverse stock split, every ten (10) shares of issued and outstanding common stock will automatically be converted into one (1) share of common stock. No fractional shares will be issued in connection with the reverse stock split. Instead, shareholders who would otherwise be entitled to receive a fractional share will be entitled to receive a cash payment in lieu thereof based on the closing price of the Company’s common stock on The Nasdaq Capital Market on April 4, 2025 (the trading day immediately preceding the effective date), and such fractional shares will be cancelled.

The Company’s transfer agent, Securities Transfer Corporation, will act as the exchange agent for the reverse split. Shareholders holding shares electronically in book-entry form or in brokerage accounts will have their positions automatically adjusted to reflect the reverse stock split. Stockholders of record holding physical certificates will receive instructions for exchanging their certificates from the exchange agent.

The reverse stock split will not affect any shareholder’s percentage ownership interest or proportional voting power, subject to the treatment of fractional shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
3.7	Articles of Amendment filed with the Wyoming Secretary of State on April 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

/s/ Su-Leng Tan Lee
By:	Su-Leng Tan Lee
Chief Executive Officer

Date:	April 3, 2025

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